UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2010
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.19
EX-10.20
EX-10.21
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
Registration Rights Agreement
          As described in Item 2.01 to this Current Report on Form 8-K, on the evening of April 8, 2010 (April 9, 2010 at approximately 9:00 a.m. Hong Kong time), TTM Technologies, Inc. (the “Company”) completed its previously announced acquisition of all of the issued and outstanding capital stock of four indirect wholly owned subsidiaries of Meadville Holdings Limited (“Meadville”) and their respective subsidiaries that comprise and operate Meadville’s printed circuit board business (the “PCB Subsidiaries”), pursuant to a Stock Purchase Agreement, dated November 16, 2009, between and among the Company, Meadville, and certain affiliates of the Company and Meadville (the “Purchase Agreement”). The acquisition of the PCB Subsidiaries is referred to as the “PCB Combination” in this Current Report on Form 8-K.
          In connection with the closing of the PCB Combination, and as contemplated by the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of April 9, 2010 (the “Registration Rights Agreement”), with Mr. Tang Hsiang Chien (“Mr. Tang”) and Su Sih (BVI) Limited (Mr. Tang and Su Sih (BVI) Limited are collectively referred to as the “Principal Shareholders”). Under the Registration Rights Agreement, after October 9, 2011, the Principal Shareholders will have the right to require the Company to use reasonable efforts to effect the registration of the Company’s common stock owned by them under the Securities Act of 1933, as amended, as follows: (i) up to three registrations upon their demand (subject to certain limitations) during the first five-year period following the date of the Registration Rights Agreement and, thereafter, (ii) up to such number of registrations upon demand equal to four minus the number of demand registrations effected in accordance with the Registration Rights Agreement during the first-five year period. Under the Registration Rights Agreement, the Principal Shareholders will also be entitled to “piggyback” registration rights on customary types of registration statements that the Company files with the Securities and Exchange Commission — if the Company proposes to file on its behalf and/or on behalf of any holder of the Company’s securities (other than the Principal Shareholders) a registration statement under the Securities Act, the Company must include the shares of the Company’s common stock held by the Principal Shareholder in that registration statement, subject to certain limitations and exceptions.
          Under the Registration Rights Agreement, the Company may delay the filing or effectiveness of a registration statement under customary “black out” circumstances. All registration expenses will be borne by the Company, except for (i) stock transfer taxes and underwriting discounts and commissions, which will be paid by the Company with respect to shares being sold by the Company and by the selling stockholders with respect to shares being sold by them, and (ii) fees for legal counsel for the selling stockholders, which will be paid by the selling stockholders in proportion to the proceeds received by the Principal Shareholders and all other selling stockholders. The Company must provide customary indemnification to the Principal Shareholders, the underwriters, and all of their respective affiliates in connection with the registration of the shares of the Company’s common stock.
          In addition to the customary lock-up required of the Company under any applicable underwriting agreement, the Principal Shareholders will agree, to the extent required by the underwriters in an underwritten offering, to a customary lock-up that prohibits certain transactions in the Company’s capital stock by the Principal Shareholders for a period of up to 90 days.
          The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Registration Rights Agreement, and is subject to and qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.19, which is incorporated by reference into this Item 1.01.
Shareholders Agreement
          In connection with the closing of the PCB Combination, and as contemplated by the Purchase Agreement, the Company entered into a Shareholders Agreement, dated as of April 9, 2010 (the “Shareholders Agreement”), with the Principal Shareholders and two of Mr. Tang’s adult children (the “Tang Siblings”). The Shareholders Agreement provides that, without the approval of the Company’s board of directors, neither the Principal Shareholders nor the Tang Siblings or any of their affiliates will, during the period beginning April 9, 2010 and ending upon the termination of the Shareholders Agreement (the “Effective Period”), (a) increase their aggregate percentage beneficial ownership above 33%, or under certain circumstances above 39%, of the Company’s then outstanding common stock, except where such increase results from the Company engaging in an open market share repurchase program or a similar transaction, or through distribution of securities or issuances in connection with stockholder rights plans or other rights offerings to the Company’s stockholders, or (b) acquire beneficial ownership of any shares of the Company’s capital stock that do not constitute common stock. Notwithstanding the foregoing restrictions, individual affiliates of the Principal Shareholders and the Tang Siblings who are employees of the Company or its subsidiaries will be allowed to receive equity grants pursuant to the Company’s stock-based compensation plans.
          In addition, the Shareholders Agreement provides that, during the Effective Period, subject to certain exceptions, the Principal Shareholders and the Tang Siblings will not (and will cause their respective affiliates not to):
•	except as otherwise expressly permitted or required by the Shareholders Agreement, solicit proxies or consents (or induce any other person to do so) with respect to voting of the Company’s voting securities, or advise, encourage, or influence any other person with respect to voting of the Company’s voting securities;

•	except where the Principal Shareholders are permitted to vote on an amendment of the Company’s certificate of incorporation or bylaws relating to certain prescribed forms of “anti-takeover” matters approved by the Company’s board of directors, vote on any proposal made by any person that relates to the adoption, modification, or repeal of any such anti-takeover matter;

•	submit to the Company or its board of directors any proposal or offer (or induce any other person to do so) relating to a “business combination” (as defined in the Shareholders Agreement), to the extent made public by the Principal Shareholders or Tang Siblings or required to be made public under applicable law;

•	except where the Principal Shareholders are permitted to vote on a business combination that is approved or recommended by the Company’s board of directors, vote with respect to any business combination;

•	with the exception of voting with respect to their own nominee to the Company’s board of directors, vote in the election of any director of the Company or seek or vote to remove any of the Company’s directors; or

•	(i) form, join, or participate in any group for the purposes of, (ii) entering into any arrangements with any person to take any of the actions matter referred to, or vote for, or (iii) publicly announcing or disclosing any expression of interest, offer, or proposal relating to, any of the matters referred to above.
These restrictions will not limit the ability of any Principal Shareholders’ and Tang Siblings’ joint board nominee to vote or participate in board deliberations in a manner consistent with such nominee’s fiduciary duties. The foregoing will also not limit the ability of the Principal Shareholders to sell or dispose of their shares of the Company’s common stock pursuant to a third party tender offer, or to participate in any business combination (as defined in the Shareholders Agreement) involving the Company or any of its affiliates, in each case which has been approved and recommended by the Company’s board of directors (a “Recommended Proposal”).
     For a period beginning on April 9, 2010 and ending 18 months following the date Meadville makes its planned special dividend of the Company’s common stock to its shareholders who elect to receive shares of the Company’s common stock (the “Lock-Up Period”), the Principal Shareholders and Tang Siblings may not (and may not permit their affiliates to) sell, dispose of, or transfer shares of the Company’s common stock beneficially owned by them, except for transfers:
•	to other Principal Shareholders or Tang Siblings, or their affiliates, or to a Principal Shareholders’ or Tang Siblings’ estate or a trust (provided such affiliate or the trustee of such trust or executor of such estate, as applicable, signs and becomes a party to the Shareholders Agreement);

•	pursuant to a Recommended Proposal;

•	to the Company or any of its subsidiaries, including pursuant to an open market share repurchase program or issuer self-tender offer; or

•	pursuant to transactions approved in advance by the Company’s board of directors.
From and after the Lock-Up Period, the Principal Shareholders and Tang Siblings can transfer or dispose of any shares of the Company’s common stock beneficially owned by them:
•	to any person or group of related persons, unless they have actual knowledge that the transfer or disposition of such shares of common stock will result in such person or group of related persons holding more than 9.9% of the then outstanding shares of the Company’s common stock; or

•	pursuant to any of the permitted transfers they may make during the Lock-Up Period set forth above.
          The Shareholders Agreement provides that, during the Effective Period, if the Company becomes subject to majority voting in the election of directors, the Principal Shareholders and Tang Siblings will be required to vote all of the voting securities in the Company owned by them in direct proportion to the Company’s non-affiliate stockholders.
          During the Effective Period, with respect to various matters relating to, among other things, governance of the Company; business combinations; amendments to the Company’s governing instruments; the size, composition, and qualifications of the Company’s board of directors; voting arrangements; and severance arrangements, the Principal Shareholders and Tang Siblings will be required to bifurcate their vote as follows: (i) the Principal Shareholders, the Tang Siblings, and their affiliates may vote in their sole discretion up to 23% of the total voting power (the “Maximum Unrestricted Voting Percentage”), and (ii) with respect to any voting securities beneficially owned by the Principal Shareholders, Tang Siblings, and their affiliates in excess of the Maximum Unrestricted Voting Percentage, the Principal Shareholders, Tang Siblings, and their affiliates will be required to vote such securities in direct proportion to the vote cast by the Company’s non-affiliate stockholders. The Principal Shareholders and their affiliates may vote all of their voting securities in their sole discretion with respect to (i) the election of their board nominee to the Company’s board of directors, or (ii) any amendment to the Company’s certificate of incorporation or bylaws that would have the effect of circumventing any rights of the Principal Shareholders under the Shareholders Agreement.
          The Shareholders Agreement also provides that, during the Effective Period, the Principal Shareholders and Tang Siblings will be entitled to jointly nominate one individual to the Company’s board of directors. Each such nominee must be reasonably acceptable to the nominating and corporate governance committee of the Company’s board of directors in accordance with the director nominee criteria and qualifications specified in the Nominating and Corporate Governance Committee Charter, the Company’s certificate of incorporation and bylaws, and the Company’s corporate governance policies and procedures. With respect to each of the four PCB Subsidiaries, the Principal Shareholders and Tang Siblings are entitled to nominate directors comprising a majority of the board of directors of each such company, and the nominating and corporate governance committee of the Company’s board of directors will be entitled to nominate the remaining members of the directors of each such company.
          The Shareholders Agreement also imposes limitations on the PCB Subsidiaries. Without the prior approval of the Company’s board of directors, the PCB Subsidiaries may not take certain actions relating to, among other items, approval of annual budget and business plans; hiring and termination of key employees; business combinations, joint ventures, and asset sales; changes in the nature of their businesses; financing transactions; amendments to governing instruments; and bankruptcy and reorganization matters.
          The Shareholders Agreement also imposes certain non-solicitation of employees and non-competition obligations on the Principal Shareholders and Tang Siblings. The non-solicitation obligations survive for a period of 36 months following the closing date of the PCB Combination, and the non-competition obligations survive until the earlier of (i) April 9, 2015, and (ii) the date the Principal Shareholders, Tang Siblings, and their affiliates (or any group containing one or more of them) beneficially own less than 9.9% of the total voting power of the Company’s outstanding voting securities for a period of 12 months.

          The Shareholders Agreement will terminate (a) upon the unanimous written consent of the parties; (b) upon the dissolution of the Company; or (c) automatically on the earlier of (1) the 181st day following the date when the Principal Shareholders, Tang Siblings, and their affiliates (or any group containing one or more of them) collectively beneficially own shares of the Company’s common stock representing less than 9.9% of the total voting power of the Company’s outstanding voting securities, and (2) the occurrence of certain change of control events set forth in the Shareholders Agreement to the extent that the Committee on Foreign Investment in the United States shall not have objected to or taken any action to block or enjoin such termination. The Shareholders Agreement also terminates with respect to a party (other than Mr. Tang, the Tang Siblings, or the Company) when such party ceases to be a Principal Shareholder.
          The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Shareholders Agreement, and is subject to and qualified in its entirety by reference to the Shareholders Agreement attached hereto as Exhibit 10.20, which is incorporated by reference into this Item 1.01.
Credit Agreement
          Effective November 16, 2009, certain of the PCB Subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with seven lenders, including Hongkong and Shanghai Banking Corporation Limited, pursuant to which the lenders, subject to the satisfaction of certain conditions to drawdown, will provide credit facilities in the total amount of approximately $582.5 million to certain of the PCB Subsidiaries. The credit facility will be used for refinancing certain existing facilities due to the change of control of the PCB Subsidiaries resulting from the PCB Combination and as working capital for the PCB Subsidiaries. Loans made under the credit facility will be secured by certain assets of the PCB Subsidiaries.
          In connection with the closing of the PCB Combination, the Company and TTM Hong Kong Limited, an indirect wholly owned subsidiary of the Company (“TTM Hong Kong”), became parties to the Credit Agreement as guarantors of the obligations of the PCB Subsidiaries under the Credit Agreement. In addition, TTM Technologies International, Inc., a direct wholly owned subsidiary of the Company (“TTM International”), has pledged its equity interests in TTM Hong Kong as security, and TTM Hong Kong has pledged its equity interests in certain of the PCB Subsidiaries as security, for their obligations under the Credit Agreement. TTM Hong Kong has also granted a security interest in all of its assets to the lenders under the Credit Agreement.
          The Credit Agreement provides that the credit facility consists of four tranches comprising (a) tranche A consisting of a $350 million term loan with a variable interest rate per annum equal to the London interbank offered rate plus 200 basis points, (b) tranche B consisting of an $87.5 million revolving credit facility with an interest rate per annum equal to the London interbank offered rate plus 225 basis points, (c) tranche C consisting of a $65 million revolving invoice/trade credit facility with an interest rate per annum equal to the London interbank offered rate plus 125 basis points, and (d) tranche D consisting of an $80 million letter of credit facility. All tranches are subject to a commitment fee of 0.2% per annum on the undrawn and uncancelled amount and each has a maturity of four years.
          The Credit Agreement contains various financial and operational covenants that the Company and the PCB Subsidiaries must satisfy during the term of the Credit Agreement. The Credit Agreement requires that the Company maintain a specified consolidated tangible net worth and gearing ratio (the ratio of consolidated net borrowings to consolidated tangible net worth). Further, during the four-year term of the Credit Agreement, Mr. Tang, his estate, and his children and the companies directly or indirectly owned or controlled by him, his estate, or his children (collectively, the “Tang Family”), are required (a) to beneficially own not less than 20% of the Company’s outstanding capital stock, and (b) to have appointed more than 50% of the number of directors to the board of directors of TTM Hong Kong. Further, the Credit Agreement prohibits the Tang Family from taking any action or omitting to take any action that reduces its holdings in the Company’s capital stock such that the Tang Family ceases to be the Company’s single largest stockholder.

          Under certain conditions, the lending commitments under the Credit Agreement may be terminated by the lenders and amounts outstanding under the Credit Agreement may be accelerated. Such events of default include, among other items set forth in the Credit Agreement, failure to pay any principal, interest, or other amounts when due; failure to comply with covenants; breach of representations or warranties in any material respect; non-payment or acceleration of other material debt of the Company or the borrowers; the occurrence of a material adverse effect (as defined in the Credit Agreement); failure of the Company to be listed on a U.S. stock exchange; and certain insolvency events, subject to various exceptions and notice, cure, and grace periods.
          The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Credit Agreement, and is subject to and qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.21, which is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
          On April 8, 2010, the Company completed the previously announced PCB Combination. The PCB Combination involved the acquisition by TTM Hong Kong of 100% of the equity interests of the PCB Subsidiaries owned by MTG Investment (BVI) Limited, a wholly owned subsidiary of Meadville (“MTG”). The PCB Subsidiaries include MTG Management (BVI) Limited, MTG PCB (BVI) Limited, MTG PCB No. 2 (BVI) Limited, and MTG Flex (BVI) Limited, and each of those entities is the owner of all or a substantial part of the equity interests of numerous subsidiaries engaged in the business of manufacturing and distributing printed circuit boards, including circuit design, quick-turn-around services, and drilling and routing services. Upon the closing of the PCB Combination, the Company (a) issued to Meadville 36,334,000 shares of the Company’s common stock; and (b) paid to Meadville cash in the aggregate amount of $114,034,328.
          Concurrent with the Company’s purchase of the PCB Subsidiaries, MTG separately sold its laminate operations to an affiliate of the Principal Shareholders. The Company was not a party to Meadville’s sale of its laminate business. Meadville intends to, subject to certain conditions, distribute to its shareholders by way of a special dividend the sale proceeds from the PCB Combination and sale of its laminate operations, including the shares of the Company’s common stock issued in connection with the PCB Combination, after which Meadville will be wound up.
          This description of the PCB Combination does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2009 and is incorporated by reference into this Item 2.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          In connection with the closing of the PCB Combination described in Item 2.01 to this Current Report on Form 8-K, the Company and TTM Hong Kong became guarantors of the obligations of the PCB Subsidiaries under the Credit Agreement. TTM International also pledged its equity interests in TTM Hong Kong as security, and TTM Hong Kong pledged its equity interests in certain of the PCB Subsidiaries as security, for their obligations under the Credit Agreement. TTM Hong Kong has also granted a security interest in all of its assets to the lenders under the Credit Agreement.
          This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. The disclosure contained under the heading “Credit Agreement” in Item 1.01 to this Current Report on Form 8-K and Exhibit 10.21 attached hereto are hereby incorporated by reference in their entirety into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director and Officer
          In connection with the PCB Combination, and in accordance with the Shareholders Agreement, the Company’s board of directors increased the size of the Company’s board of directors from six members to seven members and, effective with the consummation of the PCB Combination, appointed Mr. Tang Chung Yen, Tom (“Mr. Tom Tang”) to fill the vacancy created by this increase in the size of the board of directors. Effective as of the closing of the PCB Combination, Mr. Tom Tang was also named the Company’s Managing Director — Asia Pacific Region.
          Prior to the closing of the PCB Combination, Mr. Tom Tang, age 49, was the Executive Chairman and Group Managing Director of Meadville, which he joined in 1991. He was also the Chairman of Meadville Holdings Limited’s Executive Committee and was responsible for the leadership of Meadville’s board of directors. Mr. Tang was also a director of certain of Meadville Holdings Limited’s subsidiaries. He has served as the honorary chairman of Hong Kong Printed Circuit Association Limited since 2005 and is the chairman of The Hong Kong Exporters’ Association, The Hong Kong Standards and Testing Centre Limited, and The Hong Kong Safety Institute Limited. He is also a board member of Hong Kong Science and Technology Parks Corporation, a council member of Hong Kong Trade Development Council, an advisory committee member of Innovation and Technology Advisory Committee of Hong Kong Trade Development Council, and a vice chairman of HK Wuxi Trade Association Limited. Since 2008, he has been a member of Shanghai & Wuxi Committee of The Chinese People’s Political Consultative Conference. He holds a degree of Master of Business Administration from New York University. Our board of directors has determined that Mr. Tang is not an independent director. Our board of directors accepted Mr. Tang as a nominee given his extensive experience with PCB operations in Asia and his business acumen, as evidenced by his senior executive role with Meadville. Mr. Tang is an officer of our company and provides an insider’s perspective to our Asian operations.
          Mr. Tom Tang is the son of Mr. Tang, who as a result of the PCB Combination became a principal stockholder of the Company. Prior to the PCB Combination, Mr. Tang was the controlling shareholder of Meadville.
Certain Related Party Transactions
          Supply Agreements with Affiliates of Related Parties
          In 2007, Shanghai Meadville Electronics Co., Ltd. (“SME”), a subsidiary of one of the PCB Subsidiaries, entered into two supply agreements with Suzhou Shengyi Sci Tech Co., Ltd. (“SSST”) and Guangdong Shengyi Sci Tech Co., Ltd. (“GSST”), pursuant to which SME and certain other subsidiaries of the PCB Subsidiaries purchased laminate and prepreg from SSST and GSST. GSST is owned indirectly by Top Mix Investments Limited, a company controlled by Tang Hsiang Chien. SSST is 75% owned by GSST and 25% owned by Top Mix Investments Limited. In the years ended December 31, 2007, 2008, and 2009, total purchases under the two supply agreements amount to $58.4 million, $55.4 million, and $47.0 million, respectively. These two supply agreements expired on December 31, 2009. Accordingly, SME, on behalf of itself and other subsidiaries of the PCB Subsidiaries, entered into a new supply agreement with GSST and SSST on December 11, 2009 with similar terms as the existing supply agreements. The new supply agreement became effective on January 1, 2010 for a term of three years.
          Certain of the PCB Subsidiaries also purchase from time to time laminate and prepreg from Mica-Ava (Far East) Industrial Limited (“MAF”) and Mica-AVA (Guangzhou) Material Company Ltd. (“MAG”), former subsidiaries of Meadville engaged in the laminate business, both of which are owned by Top Mix Investments Limited effective as of the closing of the PCB Combination. These purchases are made on a spot basis from time to time. Total sales from MAF and MAG to the PCB Subsidiaries amounted to $36.1 million, $44.3 million, and $50.2 million for the years ended December 31, 2007, 2008, and 2009, respectively.

          Real Property Leasing Arrangements with Affiliates of Related Parties
          OPC, one of the PCB Subsidiaries, is currently leasing from MAF on a month-to-month basis a portion of real property located at Nos. 6-8 Dai Wang Street, Tai Po Industrial Estate, New Territories, Hong Kong, for warehouse purposes. The total amount of rent payable to MAF under the lease for the year ended December 31, 2009 was approximately $64,800.
          GME, one of the PCB Subsidiaries, leases a portion of its employee dormitory spaces to MAG from time to time for the use of the employees of MAG. The dormitory spaces are rented to MAG pursuant to prior written request by MAG for its employees on an individual basis, with the monthly rent to be determined in accordance with the space area used by the individual employees and the rate as notified by GME from time to time. Such rental arrangement between GME and MAG is effective until either party terminates the arrangement upon three months prior written notice to the other party. The total amount of rent payable under the lease for the year ended December 31, 2009 was approximately $85,900.
Item 7.01. Regulation FD Disclosure.
          On April 9, 2010, the Company issued a press release announcing the closing of the PCB Combination. A copy of the Company’s press release announcing the closing of the PCB Combination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
          The combined income statement, combined statements of comprehensive income, combined statements of cash flow, and combined statements of changes in equity for the years ended December 31, 2007, 2008, and 2009, and the combined statements of financial position at December 31, 2007, 2008, and 2009, and the notes thereto, for the printed circuit board business of Meadville Holdings Limited required by this Item 9.01(a) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date this Form 8-K was required to be filed.
(b) Pro Forma Financial Information.
          The unaudited pro forma condensed combined balance sheet as of December 31, 2009 of TTM Technologies, Inc., the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 of TTM Technologies, Inc., and the notes thereto, giving effect to the acquisition of the printed circuit board business of Meadville Holdings Limited required by this Item 9.01(a) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date this Form 8-K was required to be filed.
(c) Shell Company Transactions.
          Not applicable.
(d) Exhibits.

Exhibit No.	Description

10.19	Registration Rights Agreement, dated as of April 9, 2010, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, and TTM Technologies, Inc.

10.20	Shareholders Agreement, dated as of April 9, 2010, by and among Meadville Holdings Limited; Su Sih (BVI) Limited; Tang Hsiang Chien; Tang Chung Yen, Tom; Tang Ying Ming, Mai; and TTM Technologies, Inc.

10.21	Credit Agreement, dated November 16, 2009, by and among the PCB Subsidiaries, the Lenders, and the other parties named therein

99.1	Press release, dated April 9, 2010, announcing the closing of the PCB Combination

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2010	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.19	Registration Rights Agreement, dated as of April 9, 2010, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, and TTM Technologies, Inc.

10.20	Shareholders Agreement, dated as of April 9, 2010, by and among Meadville Holdings Limited; Su Sih (BVI) Limited; Tang Hsiang Chien; Tang Chung Yen, Tom; Tang Ying Ming, Mai; and TTM Technologies, Inc.

10.21	Credit Agreement, dated November 16, 2009, by and among the PCB Subsidiaries, the Lenders, and the other parties named therein

99.1	Press release, dated April 9, 2010, announcing the closing of the PCB Combination